Exhibit 99.2

Applied Optoelectronics Announces Pricing of $80.2 Million of Convertible Senior Notes due 2026

SUGAR LAND, Texas, December 1, 2023— Applied Optoelectronics, Inc. (NASDAQ: AAOI) (“AOI”) announced today that it has priced its private offering of $80.2 million aggregate principal amount of 5.25% Convertible Senior Notes due 2026 (the “Notes”) in an offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The size of the offering has increased from the previously announced offering of $80 million aggregate principal amount of Notes.

The sale of the Notes to the initial purchasers is expected to settle on December 5, 2023, subject to customary closing conditions, and is expected to result in approximately $76 million in net proceeds to AOI. We intend to use the net proceeds from the offering to repurchase or exchange our existing 5.00% Convertible Senior Notes due 2024 (the “2024 notes”) in individual, privately negotiated transactions with existing holders thereof, as described below.

Concurrently with the offering, we expect to enter into separate, privately negotiated transactions with certain holders of our 2024 notes to exchange or repurchase approximately $80.2 million principal amount of the 2024 notes for aggregate consideration consisting of approximately $81.1 million in cash, which includes accrued interest on such 2024 notes, and approximately 466,368 shares of our common stock. Following the completion of the offering, we may engage in additional exchanges, or we may repurchase or induce conversions, of the 2024 notes. Holders of the 2024 notes that participate in any of these exchanges, repurchases or induced conversions may purchase or sell shares of our common stock in the open market to unwind any hedge positions they may have with respect to the 2024 notes or to hedge their exposure in connection with these transactions. These activities may adversely affect the trading price of our common stock and the Notes we are offering. Moreover, market activities by holders of the 2024 notes that participate in the concurrent exchanges or repurchases may have impacted the initial conversion price of the Notes we are offering.

The Notes will be our senior, unsecured obligations and will be equal in right of payment with our existing and future senior, unsecured indebtedness, senior in right of payment to our existing and future indebtedness that is expressly subordinated to the Notes and effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness. The Notes will bear interest at a rate of 5.25% per year, payable semiannually in arrears on June 15 and December 15 of each year, beginning on June 15, 2024. The Notes will mature on December 15, 2026, unless earlier repurchased, redeemed or converted.

The Notes will be convertible at the option of holders of the Notes under certain specified circumstances, as set forth in the indenture governing the Notes. We will settle conversions by paying or delivering, as applicable, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, based on the applicable conversion rate(s). Initially, the Notes will not be guaranteed, but the Notes will be fully and unconditionally guaranteed, on a senior, unsecured basis, by certain of our future domestic subsidiaries.

The initial conversion rate will be 65.6276 shares of our common stock per $1,000 principal amount of Notes (representing an initial conversion price of approximately $15.24 per share of our common stock), subject to customary adjustments. If a Make-whole fundamental change (as defined in the indenture governing the Notes) occurs, and in connection with certain other conversions, we will in certain circumstances increase the conversion rate for a specified period of time.

Except in connection with the completion of the Specified Divesture (as described below), we may not redeem the Notes prior to December 15, 2024. On or after December 15, 2024, and on or before the 40th scheduled trading day immediately before the maturity date, we may redeem all or part of the Notes for cash if the last reported sale price per share of our common stock exceeds 130% of the conversion price on (i) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date we send the related redemption notice; and (ii) the trading day immediately before the date we send such redemption notice at a cash redemption price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any. Holders may require us to repurchase their Notes upon the occurrence of a Fundamental change (as defined in the indenture governing the Notes) at a cash purchase price equal to the principal amount thereof plus accrued and unpaid interest, if any. In addition, the Notes will be redeemable, in whole or in part, at our option at any time, and from time to time, on or before the 40th scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of a holder of notes as of the close of business on a record date to receive the related interest payment on the corresponding interest payment date), if the “Specified Divestiture” (as defined in the indenture governing the Notes) is completed. If the Specified Divestiture is completed, then each noteholder will have the right to require us to repurchase its Notes for cash on a date of our choosing, which must be a business day that is no more than 35, nor less than 20, business days after we send the related notice of Specified Divestiture. The redemption price will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

The offer and sale of the Notes and the shares of our common stock issuable upon conversion of the Notes have not been registered under the Securities Act, and the Notes and such shares may not be offered or sold without registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws, or in transactions not subject to those registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other securities, nor shall there be any sale of the Notes or any other securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful. Any offer, if at all, will be made only pursuant to Rule 144A under the Securities Act.

Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “could,” “would,” “target,” “seek,” “aim,” “predicts,” “think,” “objectives,” “optimistic,” “new,” “goal,” “strategy,” “potential,” “is likely,” “will,” “expect,” “plan” “project,” “permit” or by other similar expressions that convey uncertainty of future events or outcomes. Such forward-looking statements reflect the views of management at the time such statements are made. These forward-looking statements involve risks and uncertainties, as well as assumptions and current expectations, which could cause our actual results to differ materially from those anticipated in such forward-looking statements. These risks and uncertainties include but are not limited to: the impact of the COVID-19 pandemic on our business and financial results; reduction in the size or quantity of customer orders; change in demand for our products due to industry conditions; changes in manufacturing operations; volatility in manufacturing costs; delays in shipments of products; disruptions in the supply chain; change in the rate of design wins or the rate of customer acceptance of new products; our reliance on a small number of customers for a substantial portion of its revenues; potential pricing pressure; a decline in demand for our customers’ products or their rate of deployment of their products; general conditions in the internet datacenter, cable television (CATV) broadband, telecom, or fiber-to-the-home (FTTH) markets; changes in the world economy (particularly in the United States and China); changes in the regulation and taxation of international trade, including the imposition of tariffs; changes in currency exchange rates; the negative effects of seasonality; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2022 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023. More information about these and other risks that may impact our business are set forth in the “Risk Factors” section of our quarterly and annual reports on file with the Securities and Exchange Commission. You should not rely on forward-looking statements as predictions of future events. All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. Except as required by law, we assume no obligation to update forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in our expectations.

About Applied Optoelectronics

Applied Optoelectronics Inc. (AOI) is a leading developer and manufacturer of advanced optical products, including components, modules and equipment. AOI’s products are the building blocks for broadband fiber access networks around the world, where they are used in the CATV broadband, internet datacenter, telecom and FTTH markets. AOI supplies optical networking lasers, components and equipment to tier-1 customers in all four of these markets. In addition to its corporate headquarters, wafer fab and advanced engineering and production facilities in Sugar Land, TX, AOI has engineering and manufacturing facilities in Taipei, Taiwan and Ningbo, China.

Investor Relations Contacts:

The Blueshirt Group, Investor Relations

Lindsay Savarese

+1-212-331-8417

ir@ao-inc.com

Cassidy Fuller

+1-415-217-4968

ir@ao-inc.com